Exhibit 99.1


            Standard Parking Corporation Announces Notice
                  of Record Date and Annual Meeting


    CHICAGO--(BUSINESS WIRE)--Feb. 15, 2007--Standard Parking Corporation (NASDAQ: STAN) announced that its 2007 annual shareholders meeting will be held at 9:00 a.m. on Wednesday, April 25, 2007, at The Whitehall Hotel, 105 East Delaware Place, Chicago, Illinois 60611. It also set March 5, 2007 as the record date for determining shareholders of the company who are entitled to vote at the meeting.


    CONTACT: Standard Parking Corporation
             G. MARC BAUMANN, 312-274-2199
             Executive Vice President and
             Chief Financial Officer
             mbaumann@standardparking.com